The information in this preliminary pricing supplement is not complete and may be changed.   This preliminary pricing supplement and the accompanying prospectus, prospectus supplement  and index supplement and do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Pricing Supplement dated February 10, 2014

Preliminary Pricing Supplement (To the Prospectus dated July 19, 2013, the Prospectus Supplement dated July 19, 2013 and the Index Supplement dated July 19, 2013)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-190038

$[•] Callable Contingent Payment Notes due February 28, 2029 Linked to the Russell 2000® Index Global Medium-Term Notes, Series A

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Initial Valuation Date:	February 25, 2014

Issue Date:	February 28, 2014

Final Valuation Date:	February 23 , 2029, subject to postponement for certain market disruption events

Maturity Date:	February 28, 2029, subject to postponement for certain market disruption events and early redemption (pursuant to the “Early Redemption at the Option of the Issuer” provision)

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	Russell 2000® Index (the “Russell 2000 Index” or “Index”)

Contingent Rate:	[1.7500% - 1.8125%] [equal to 7.00% per annum - 7.25% per annum]* *The actual quarterly Contingent Rate will be set on the Initial Valuation Date and will not be less than 1.7500% (7.00% per annum).

Contingent Payment:

On each Contingent Payment Date, unless the Notes have been previously redeemed (pursuant to the “Early Redemption at the Option of the Issuer” provision), you will receive a contingent payment equal to the relevant Contingent Rate (as defined above) times the principal amount of your Notes if and only if the Closing Level of the Index on the related Valuation Date is greater than its Coupon Barrier Level.  If the Closing Level of the Index on any Valuation Date is equal to or less than its Coupon Barrier Level, you will not receive any contingent payment on the related Contingent Payment Date, and if the Closing Level of the Index is equal to or less than its Coupon Barrier Level on all Valuation Dates, you will not receive any contingent payments over the term of the Notes.

Payment at Maturity:

If your Notes are not early redeemed by us pursuant to the “Early Redemption at the Option of the Issuer” provisions, you will receive (subject to our credit risk) on the stated Maturity Date, in addition to any final Contingent Payment, a cash payment determined as follows:

•                   If the Final Level of the Index is greater than or equal to its Barrier Level, $1,000 per $1,000 principal amount Note that you hold.

•                   If the Final Level of the Index is less than its Barrier Level, an amount per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 x Index Return]

If the Final Level of the Index is less than the Barrier Level (representing a decline of 50.00% from the Initial Level), your Notes will be fully exposed to such decline. As such, you may lose a portion or all of the principal amount of your Notes at maturity.

Any payments due on the Notes, including any payment due at maturity, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

[Terms of the Notes Continue on the Next Page]

	Initial Issue Price†	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	$1,000	100.00%	3.50%	96.50%
Total	$[•]	$[•]	$[•]	$[•]

†Our estimated value of the Notes on the Initial Valuation Date, based on our internal pricing models, is expected to be between $850.00 and $875.90 per Note.   The estimated value is expected to be less than the initial issue price of the Notes.  See “Additional Information Regarding Our Estimated Value of the Notes” on page PPS-2 of this preliminary pricing supplement.

‡ Barclays Capital Inc. will receive commissions from the Issuer equal to 3.50% of the principal amount of the Notes, or $35.00 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all selling concessions or fees or commissions. In such circumstances, Barclays Capital Inc. will also forgo some or all commissions paid to it by the Issuer. As such, the public offering price for investors purchasing the Notes in fee-based advisory accounts may be as low as $965.00 per Note.  Investors that hold their Notes in fee-based advisory or trust accounts may be charged fees by the investment advisor or manager of such account based on the amount of assets held in those accounts, including the Notes.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-4 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-9 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete.   Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Terms of the Notes, Continued

Valuation Dates:

Quarterly, on the 25th day of each February, May, August and November, (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day) beginning on May 27, 2014 and ending on the Final Valuation Date, subject to postponement for certain market disruption events.

Contingent Payment Dates:**

The contingent payment date for any Valuation Date will be the fifth Business Day after such Valuation Date, except that the contingent payment date for the Final Valuation Date will be the Maturity Date.

Early Redemption at the Option of the Issuer:

Beginning with the Contingent Payment Date following the Valuation Date scheduled to occur on February 25, 2015, and on each Contingent Payment Date thereafter, the Issuer may redeem your Notes (in whole but not in part) at its sole discretion without your consent at the Redemption Price set forth below, provided the Issuer provides at least five business days’ prior written notice to the trustee.  If the Issuer exercises its redemption option, the quarterly Contingent Payment Date on which the Issuer so exercises the redemption option will be referred to as the “Early Redemption Date”

Redemption Price:

If the Issuer exercises its redemption option (pursuant to the “Early Redemption at the Option of the Issuer” provision), you will receive on the applicable Early Redemption Date 100% of the principal amount of your Notes plus any Contingent Payment that may be due on such date.

Closing Level:

For any Scheduled Trading Day, the closing level of the Russell 2000 Index published at the regular weekday close of trading on such date as displayed on Bloomberg Professional® service page “RTY <Index>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.  In certain circumstances, the Closing Level of the Russell 2000 Index will be based on the alternate calculation of the Russell 2000 Index as described in “Reference Assets — Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” of the accompanying prospectus supplement.

Coupon Barrier Level:	[•], which 70.00% of the Initial Level, rounded to two decimal places.

Barrier Level:	[•], which is 50.00% of the Initial Level, rounded to two decimal places.

Scheduled Trading Day:

Any day on which (a) the value of the Index is published and (b) trading is generally conducted on the markets on which the Index components are traded, as determined by the calculation agent in its sole discretion.

Business Days:	New York and London

Index Return:	The performance of the Index as measured from its Initial Level to its Final Level, calculated as follows: Final Level – Initial Level Initial Level

Initial Level:	The Closing Level of the Index on the Initial Valuation Date.

Final Level:	The Closing Level of the Index on the Final Valuation Date.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06741T5W3 / US06741T5W35

**              If such day is not a Business Day, payment will be made on the immediately following Business Day with the same force and effect as if made on the specified date. No interest will accrue as a result of delayed payment.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part.  This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•                  Prospectus dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•                  Prospectus Supplement dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

•                  Index Supplement dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257.  As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

PPS-1

ADDITIONAL INFORMATION REGARDING OUR ESTIMATED VALUE OF THE NOTES

The range of the estimated values of the Notes referenced above may not correlate on a linear basis with the Contingent Rate range set forth in this preliminary pricing supplement.  We determined the Contingent Rate range based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Notes.  The final terms for the Notes will be determined on the date the Notes are initially priced for sale to the public, which we refer to as the Initial Valuation Date, based on prevailing market conditions on the Initial Valuation Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the Initial Valuation Date is based on our internal funding rates.  Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Initial Valuation Date is expected to be less than the initial issue price of the Notes.  The difference between the initial issue price of the Notes and our estimated value of the Notes is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

Our estimated value on the Initial Valuation Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Initial Valuation Date for a temporary period expected to be approximately six months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes.  The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-9 of this preliminary pricing supplement.

YOU MAY REVOKE YOUR OFFER TO PURCHASE THE NOTES AT ANY TIME PRIOR TO INITIAL VALUATION DATE.  WE RESERVE THE RIGHT TO CHANGE THE TERMS OF, OR REJECT ANY OFFER TO PURCHASE, THE NOTES PRIOR TO THE INITIAL VALUATION DATE.  IN THE EVENT OF ANY CHANGES TO THE TERMS OF THE NOTES, WE WILL NOTIFY YOU AND YOU WILL BE ASKED TO ACCEPT SUCH CHANGES IN CONNECTION WITH YOUR PURCHASE.  YOU MAY ALSO CHOOSE TO REJECT SUCH CHANGES IN WHICH CASE WE MAY REJECT YOUR OFFER TO PURCHASE.

PPS-2

HYPOTHETICAL CONTINGENT PAYMENT EXAMPLES

The payment of a Contingent Payment on any Contingent Payment Date will be dependent on the Closing Level of the Index on the related Valuation Date. If the Closing Level of the Index on such Valuation Date is equal to or less than the Coupon Barrier Level, then there will not be a Contingent Payment made on the corresponding Contingent Payment Date.  Alternatively, if the Closing Level of the Index on such Valuation Date is greater than the Coupon Barrier Level, then a Contingent Payment will be made on the corresponding Contingent Payment Date.  If the Closing Level of the Index on each Valuation Date is equal to or less than the Coupon Barrier Level, then no Contingent Payments will be made over the term of the Notes.  If the Issuer exercises the “Early Redemption at the Option of the Issuer”, no Contingent Payments will be made following the date of such exercise.

Quarterly Contingent Payment Calculations

Step 1:  Determine Whether the Closing Level of the Index is Greater than the Coupon Barrier Level.

The Calculation Agent will take the Closing Level of the Index on each Valuation Date and evaluate it relative to the Coupon Barrier Level (that is, whether the Closing Level on that day is greater than, equal to, or less than the Coupon Barrier Level).  If the Closing Level of the Index is greater than the Coupon Barrier Level, a Contingent Payment will be made (as calculated in Step 2 below) and payable on the corresponding Contingent Payment Date.   If the Closing Level of the Index is equal to or less than the Coupon Barrier Level, then no Contingent Payment will be made on the corresponding Contingent Payment Date.

Step 2: Calculate the Contingent Payment, if Any:

If on the respective Valuation Date, the Closing Level of the Index is greater than the Coupon Barrier Level, we will pay a Contingent Payment equal to the Contingent Rate multiplied by the stated principal amount; otherwise no Contingent Payment will be due on the corresponding Contingent Payment Date. The Contingent Rate will be determined on the Initial Valuation Date and will not be less than 1.7500% (7.00% per annum). Assuming that the Contingent Rate is set at 1.7500% (7.00% per annum), the Contingent Payment will be calculated as follows:

$1,000 x Contingent Rate = Contingent Payment

$1,000 x 1.7500% = $17.50

No adjustments to the amount of the Contingent Payment calculated will be made in the event a Contingent Payment Date is not a Business Day.  Payment will be made on the immediately following Business Day with the same force and effect as if made on the specified date.

Examples of Contingent Payment Calculations

The tables and examples below illustrate the determination as to whether a Contingent Payment will be made with respect to a series of hypothetical Valuation Dates.  The hypothetical examples set forth below are based on the following additional assumptions: (i) a Contingent Rate of 1.7500% (per annum 7.00%); (ii) the Coupon Barrier Level is 70.00% of the Initial Level; (iii) the Notes are held until the Maturity Date and the Issuer has not exercised the “Early Redemption at the Option of the Issuer”; and (iv) no Market Disruption Event with respect to the Index has occurred or is continuing on any Valuation Date, including the Final Valuation Date.  Numbers in the table and examples below have been rounded for ease of analysis. The examples below also do not take into account the effects of applicable taxes.

Table 1 During the Term of the Notes, On Certain Valuation Dates, the Closing Level of the Index has been Equal to or Less Than the Coupon Barrier Level and on Certain Valuation Dates, the Closing Level of the Index has been Greater than the Coupon Barrier Level.  As a Result, During the Term of the Notes on Certain Contingent Payment Dates a Contingent Payment Will Be Due and On Other Contingent Payment Dates, No Contingent Payment Will Be Due.

Valuation Dates[1]	Is the Closing Level of the Index Equal to or Below the Coupon Barrier Level?[2]	Will a Contingent Payment be Made?[3]	Contingent Rate	Amount of Contingent Payment (per $1,000 principal amount)[4]
1	No	Yes	1.75%	$17.50
2	Yes	No	N/A	$0.00
3	No	Yes	1.75%	$17.50
4	No	Yes	1.75%	$17.50
5	No	Yes	1.75%	$17.50
6	No	Yes	1.75%	$17.50
7	Yes	No	N/A	$0.00
8	Yes	No	N/A	$0.00
9	Yes	No	N/A	$0.00
10	No	Yes	1.75%	$17.50
11	No	Yes	1.75%	$17.50
12	No	Yes	1.75%	$17.50
13	Yes	No	N/A	$0.00
14	Yes	No	N/A	$0.00
15	No	Yes	1.75%	$17.50
16	Yes	No	N/A	$0.00

PPS-3

17	Yes	No	N/A	$0.00
18	Yes	No	N/A	$0.00
19	Yes	No	N/A	$0.00
20	No	Yes	1.75%	$17.50
21	Yes	No	N/A	$0.00
22	No	Yes	1.75%	$17.50
23	Yes	No	N/A	$0.00
24	Yes	No	N/A	$0.00
25	Yes	No	N/A	$0.00
26	No	Yes	1.75%	$17.50
27	No	Yes	1.75%	$17.50
28	No	Yes	1.75%	$17.50
29	No	Yes	1.75%	$17.50
30	No	Yes	1.75%	$17.50
31	Yes	No	N/A	$0.00
32	Yes	No	N/A	$0.00
33	No	Yes	1.75%	$17.50
34	No	Yes	1.75%	$17.50
35	Yes	No	N/A	$0.00
36	Yes	No	N/A	$0.00
37	Yes	No	N/A	$0.00
38	Yes	No	N/A	$0.00
39	No	Yes	1.75%	$17.50
40	No	Yes	1.75%	$17.50
41	No	Yes	1.75%	$17.50
42	Yes	No	N/A	$0.00
43	No	Yes	1.75%	$17.50
44	Yes	No	N/A	$0.00
45	No	Yes	1.75%	$17.50
46	Yes	No	N/A	$0.00
47	No	Yes	1.75%	$17.50
48	Yes	No	N/A	$0.00
49	No	Yes	1.75%	$17.50
50	Yes	No	N/A	$0.00
51	No	Yes	1.75%	$17.50
52	Yes	No	N/A	$0.00
53	No	Yes	1.75%	$17.50
54	Yes	No	N/A	$0.00
55	No	Yes	1.75%	$17.50
56	Yes	No	N/A	$0.00
57	No	Yes	1.75%	$17.50
58	Yes	No	N/A	$0.00
59	No	Yes	1.75%	$17.50
60	Yes	No	N/A	$0.00

The total Contingent Payments received per Note would be $525.00.

1 The Valuation Date noted as “1” is understood to mean the first scheduled Valuation Date, or May 27, 2014, and the Valuation Date noted as “2” is understood to mean the second scheduled Valuation Date, or August 25, 2014, and so on and so forth;

2The Coupon Barrier Level is equal to 70.00% of the Initial Level, rounded to two decimal places.

3 A Contingent Payment will be made if the Closing Level of the Index on the related Valuation Date is greater than the Coupon Barrier Level.

4The Contingent Payment per Note equals the relevant Contingent Rate times the $1,000 principal amount.

Table 2 With Respect to Each Valuation Date, the Closing Level of the Index Has Been Greater than the Coupon Barrier Level. This Example Illustrates the Maximum Possible Quarterly Contingent Payments that Would be Due During the Term of the Notes.

Valuation Dates[1]	Is the Closing Level of the Index Equal to or Below the Coupon Barrier Level?[2]	Will a Contingent Payment be Made?[3]	Contingent Rate	Amount of Contingent Payment (per $1,000 principal amount)[4]
1	No	Yes	1.75%	$17.50
2	No	Yes	1.75%	$17.50
3	No	Yes	1.75%	$17.50
4	No	Yes	1.75%	$17.50
5	No	Yes	1.75%	$17.50
6	No	Yes	1.75%	$17.50
7	No	Yes	1.75%	$17.50
8	No	Yes	1.75%	$17.50
9	No	Yes	1.75%	$17.50
10	No	Yes	1.75%	$17.50
11	No	Yes	1.75%	$17.50
12	No	Yes	1.75%	$17.50
13	No	Yes	1.75%	$17.50
14	No	Yes	1.75%	$17.50
15	No	Yes	1.75%	$17.50
16	No	Yes	1.75%	$17.50
17	No	Yes	1.75%	$17.50

PPS-4

18	No	Yes	1.75%	$17.50
19	No	Yes	1.75%	$17.50
20	No	Yes	1.75%	$17.50
21	No	Yes	1.75%	$17.50
22	No	Yes	1.75%	$17.50
23	No	Yes	1.75%	$17.50
24	No	Yes	1.75%	$17.50
25	No	Yes	1.75%	$17.50
26	No	Yes	1.75%	$17.50
27	No	Yes	1.75%	$17.50
28	No	Yes	1.75%	$17.50
29	No	Yes	1.75%	$17.50
30	No	Yes	1.75%	$17.50
31	No	Yes	1.75%	$17.50
32	No	Yes	1.75%	$17.50
33	No	Yes	1.75%	$17.50
34	No	Yes	1.75%	$17.50
35	No	Yes	1.75%	$17.50
36	No	Yes	1.75%	$17.50
37	No	Yes	1.75%	$17.50
38	No	Yes	1.75%	$17.50
39	No	Yes	1.75%	$17.50
40	No	Yes	1.75%	$17.50
41	No	Yes	1.75%	$17.50
42	No	Yes	1.75%	$17.50
43	No	Yes	1.75%	$17.50
44	No	Yes	1.75%	$17.50
45	No	Yes	1.75%	$17.50
46	No	Yes	1.75%	$17.50
47	No	Yes	1.75%	$17.50
48	No	Yes	1.75%	$17.50
49	No	Yes	1.75%	$17.50
50	No	Yes	1.75%	$17.50
51	No	Yes	1.75%	$17.50
52	No	Yes	1.75%	$17.50
53	No	Yes	1.75%	$17.50
54	No	Yes	1.75%	$17.50
55	No	Yes	1.75%	$17.50
56	No	Yes	1.75%	$17.50
57	No	Yes	1.75%	$17.50
58	No	Yes	1.75%	$17.50
59	No	Yes	1.75%	$17.50
60	No	Yes	1.75%	$17.50

The total Contingent Payments received per Note would be $1,050.00.

1 The Valuation Date noted as “1” is understood to mean the first scheduled Valuation Date, or May 27, 2014, and the Valuation Date noted as “2” is understood to mean the second scheduled Valuation Date, or August 25, 2014, and so on and so forth;

2The Coupon Barrier Level is equal to 70.00% of the Initial Level, rounded to two decimal places.

3 A Contingent Payment will be made if the Closing Level of the Index on the related Valuation Date is greater than the Coupon Barrier Level.

4The Contingent Payment per Note equals the relevant Contingent Rate times the $1,000 principal amount.

Table 3 With Respect to Each Valuation Date, the Closing Level of the Index Has Been Equal to or Less than the Coupon Barrier Level. This Example Illustrates the Minimum Possible Quarterly Contingent Payments that  Would be Due During the Term of the Notes, Which is $0.00.

Valuation Dates[1]	Is the Closing Level of the Index Equal to or Below the Coupon Barrier Level?[2]	Will a Contingent Payment be Made?[3]	Contingent Rate	Amount of Contingent Payment (per $1,000 principal amount)[4]
1	Yes	No	N/A	$0.00
2	Yes	No	N/A	$0.00
3	Yes	No	N/A	$0.00
4	Yes	No	N/A	$0.00
5	Yes	No	N/A	$0.00
6	Yes	No	N/A	$0.00
7	Yes	No	N/A	$0.00
8	Yes	No	N/A	$0.00
9	Yes	No	N/A	$0.00
10	Yes	No	N/A	$0.00
11	Yes	No	N/A	$0.00
12	Yes	No	N/A	$0.00
13	Yes	No	N/A	$0.00
14	Yes	No	N/A	$0.00
15	Yes	No	N/A	$0.00
16	Yes	No	N/A	$0.00

PPS-5

17	Yes	No	N/A	$0.00
18	Yes	No	N/A	$0.00
19	Yes	No	N/A	$0.00
20	Yes	No	N/A	$0.00
21	Yes	No	N/A	$0.00
22	Yes	No	N/A	$0.00
23	Yes	No	N/A	$0.00
24	Yes	No	N/A	$0.00
25	Yes	No	N/A	$0.00
26	Yes	No	N/A	$0.00
27	Yes	No	N/A	$0.00
28	Yes	No	N/A	$0.00
29	Yes	No	N/A	$0.00
30	Yes	No	N/A	$0.00
31	Yes	No	N/A	$0.00
32	Yes	No	N/A	$0.00
33	Yes	No	N/A	$0.00
34	Yes	No	N/A	$0.00
35	Yes	No	N/A	$0.00
36	Yes	No	N/A	$0.00
37	Yes	No	N/A	$0.00
38	Yes	No	N/A	$0.00
39	Yes	No	N/A	$0.00
40	Yes	No	N/A	$0.00
41	Yes	No	N/A	$0.00
42	Yes	No	N/A	$0.00
43	Yes	No	N/A	$0.00
44	Yes	No	N/A	$0.00
45	Yes	No	N/A	$0.00
46	Yes	No	N/A	$0.00
47	Yes	No	N/A	$0.00
48	Yes	No	N/A	$0.00
49	Yes	No	N/A	$0.00
50	Yes	No	N/A	$0.00
51	Yes	No	N/A	$0.00
52	Yes	No	N/A	$0.00
53	Yes	No	N/A	$0.00
54	Yes	No	N/A	$0.00
55	Yes	No	N/A	$0.00
56	Yes	No	N/A	$0.00
57	Yes	No	N/A	$0.00
58	Yes	No	N/A	$0.00
59	Yes	No	N/A	$0.00
60	Yes	No	N/A	$0.00

The total Contingent Payments received per Note would be $0.00.

1 The Valuation Date noted as “1” is understood to mean the first scheduled Valuation Date, or May 27, 2014, and the Valuation Date noted as “2” is understood to mean the second scheduled Valuation Date, or August 25, 2014, and so on and so forth;

2The Coupon Barrier Level is equal to 70.00% of the Initial Level, rounded to two decimal places.

3 A Contingent Payment will be made if the Closing Level of the Index on the related Valuation Date is greater than the Coupon Barrier Level.

4The Contingent Payment per Note equals the relevant Contingent Rate times the $1,000 principal amount.

HYPOTHETICAL PAYMENT AT MATURITY CALCULATIONS

As described above, the payment at maturity, in addition to any final Contingent Payment, will depend on whether the Final Level of the Index is greater than, equal to or less than the Barrier Level. You will receive (subject to our credit risk) a payment at maturity equal to the principal amount of your Notes only if the Final Level of the Index is greater than or equal to the Barrier Level with respect the Index.

If the Final Level of the Index is less than the Barrier Level, you will receive (subject to our credit risk) a payment at maturity that is less, and possibly significantly less, than the principal amount of your Notes, calculated by the Calculation Agent as the sum of the (i) the principal amount of your Notes, plus (ii) the product of (a) the principal amount of your Notes multiplied by (b) the Index Return.  As such, if the Final Level of the Index has depreciated by more than 50.00% relative to its Initial Level, you may lose a portion or all of the principal amount of your Notes at maturity.

The following table illustrates the hypothetical amounts payable at maturity.  The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual payment at maturity applicable to a purchaser of the Notes.  The numbers appearing in the following table have been rounded for ease of analysis.   The hypothetical examples below do not take into account any tax consequences from investing in the Notes and make the following key assumptions:

•     Hypothetical Initial Level: 100.00*

•     Hypothetical Barrier Level: 50.00 (the hypothetical Initial Level  multiplied by 50.00%, rounded to the nearest

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hundredth)

•        The Notes are not redeemed prior to maturity pursuant to “Early Redemption at the Option of the Issuer” as described above.

The following table illustrates the hypothetical payments at maturity assuming a range of performances for the Index:

Russell 2000 Index Final Level	Index Return	Payment at Maturity* (Not including any contingent payment)
200.00	100.00%	$1,000.00
190.00	90.00%	$1,000.00
180.00	80.00%	$1,000.00
170.00	70.00%	$1,000.00
160.00	60.00%	$1,000.00
150.00	50.00%	$1,000.00
140.00	40.00%	$1,000.00
130.00	30.00%	$1,000.00
120.00	20.00%	$1,000.00
110.00	10.00%	$1,000.00
100.00*	0.00%	$1,000.00
95.00	-5.00%	$1,000.00
90.00	-10.00%	$1,000.00
80.00	-20.00%	$1,000.00
70.00	-30.00%	$1,000.00
60.00	-40.00%	$1,000.00
50.00	-50.00%	$1,000.00
40.00	-60.00%	$400.00
30.00	-70.00%	$300.00
20.00	-80.00%	$200.00
10.00	-90.00%	$100.00
0.00	-100.00%	$0.00

*per $1,000 principal amount Note

* The hypothetical Initial Level of 100.00 has been chosen for illustrative purposes only and does not represent an actual likely Initial Level of the Index. The actual Initial Level will be equal to the Closing Level on the Initial Valuation Date. The Closing Level on February 5, 2014 was 1,093.59. For more information about recent actual levels of the Index, please see “Information Regarding the Index” below.

The following examples illustrate how the payments at maturity set forth in the table above are calculated:

Example 1: The Index increases from an Initial Level of 100.00 to a Final Level of 120.00.

Because the Final Level is greater than the Barrier Level, the investor will receive at maturity, in addition to the final Contingent Payment, a cash payment of $1,000 per $1,000 principal amount Note.

Example 2: The Index decreases from an Initial Level of 100.00 to a Final Level of 80.00

Although the Final Level is less than the Initial Level, the Final Level is above the Barrier Level.  Accordingly, the investor will receive at maturity, in addition to a final Contingent Payment, a cash payment of $1,000 per $1,000 principal amount Note.

Example 3: The Index decreases from an Initial Level of 100.00 to a Final Level of 30.00.

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Because the Final Level is less than the Barrier Level, the investor is fully exposed to the depreciation of the Index (as measured from its Initial Level to its Final Level) and receives a payment at maturity of $300.00 per $1,000 principal amount Note, calculated as follows:

$1,000 + [$1,000 x Index Return]

$1,000 + [$1,000 x -70.00%] = $300.00

SELECTED PURCHASE CONSIDERATIONS

•                Market Disruption Events and Adjustments—The Valuation Dates, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

o                 For a description of what constitutes a market disruption event with respect to the Index as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities”; and

o                 For a description of further adjustments that may affect the Index, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index”.

Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be   postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date. In such a case, the Maturity Date will be postponed by the same number of Business Days from but excluding the originally scheduled Final Valuation Date to and including the originally scheduled Maturity Date.

•                Exposure to the Stocks Comprising the Index—The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Index, see “Information Regarding the Index” below and “Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in this accompanying index supplement.

•                Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below.  The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, except as described under “Non-U.S. Holders” below, if you did not purchase your Notes in the initial issuance of the Notes).  In addition, this discussion does not apply to you if you purchase your Notes for less than the principal amount of the Notes.

The U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below.  Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a contingent income-bearing derivative contract with respect to the Index.

If your Notes are properly treated as a contingent income-bearing derivative contract, you will likely be taxed on any Contingent Payments you receive on the Notes as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.  In addition, you should recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference (if any) between the amount you receive at such time and your tax basis in the Notes. Except as described below, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year, and otherwise should generally be short-term capital gain or loss.  Short term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.  However, it is possible that you should recognize ordinary income upon the sale of your Notes to the extent of the portion of the sale proceeds that relates to accrued Contingent Payments that you have not yet included in ordinary income.  Any character mismatch arising from your inclusion of ordinary income in respect of the Contingent Payments and capital loss (if any) upon the sale, redemption or maturity of your Notes may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above.  This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN.  ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF INVESTING IN THE NOTES.

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Alternative Treatments.  As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.  Other alternative treatments for your Notes may also be possible under current law.  For example, it is possible that the Notes could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. Under the contingent payment debt instrument rules, you generally would be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield and projected payment schedule for the Notes and pay tax accordingly, even though these amounts may exceed the Contingent Payments (if any) that are made on the Notes.  You would also be required to make adjustments to your accruals if the actual amounts that you receive in any taxable year differ from the amounts shown on the projected payment schedule.  In addition, any gain you may recognize on the sale, redemption or maturity of the Notes would be taxed as ordinary interest income and any loss you may recognize on the sale, redemption or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income without an offsetting negative adjustment and thereafter would be capital loss.  You should consult your tax advisor as to the special rules that govern contingent payment debt instruments.

It is also possible that your Notes could be treated as an investment unit consisting of (i) a debt instrument that is issued to you by us and (ii) a put option in respect of the Index that is issued by you to us.  You should consult your tax advisor as to the possible consequences of this alternative treatment.

For a further discussion of the tax treatment of your Notes and the Contingent Payments to be made on the Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement.  You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.  For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this preliminary pricing supplement.

Non-U.S. Holders.  Barclays currently does not withhold on payments to non-U.S. holders in respect of instruments such as the Notes.  However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any Contingent Payments at a 30% rate, unless you have provided to Barclays (i) a valid Internal Revenue Service Form W-8ECI or (ii) a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding.   If Barclays elects to withhold and you have provided Barclays with a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding, Barclays may nevertheless withhold up to 30% on any Contingent Payments it makes to you if there is any possible characterization of the payments that would not be exempt from withholding under the treaty.  Non-U.S. holders will also be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

The following replaces the discussion of Section 871(m) of the Internal Revenue Code in the accompanying prospectus supplement under “Certain U.S. Federal Income Tax Considerations—Tax Treatment of Non-U.S. Holders.”  Pursuant to regulations proposed by the Internal Revenue Service and the Treasury Department under Section 871(m) of the Internal Revenue Code, payments on financial instruments (such as the Notes) that reference underlying securities that are equity interests in U.S. corporations could be treated, in whole or in part depending on the circumstances, as dividend equivalents that are subject to tax at a rate of 30% (or a lower rate under the dividend provision of an applicable treaty), which would be satisfied by withholding.  This withholding may be required even in the absence of any dividend-linked payments pursuant to the instrument.  This withholding tax would only apply with respect to payments made on or after the later of January 1, 2016 and the date these regulations are published in final form.  In addition, this withholding tax would only apply to instruments acquired on or after March 5, 2014, and therefore such tax would not apply to initial purchasers of Notes.  The proposed regulations would exempt from this withholding financial instruments that reference certain “qualified indices.”  Although the matter is not entirely clear, it is likely that the Index would be treated as a qualified index for these purposes, in which case payments on your Notes would not be subject to withholding tax under Section 871(m) of the Internal Revenue Code. Moreover, such tax would only apply if the value of the Index had declined so far by the time of acquisition that the value of the Notes was at that time correlating with the value of the Index with a “delta” of 0.7 or greater. However, the application of the proposed regulations to the Index is not entirely clear and the Index could fall substantially in value. It is therefore conceivable that withholding will apply if you purchase your Notes on or after March 5, 2014. If you purchase the Notes on or after March 5, 2014, you should consult your tax advisor concerning the potential application of these regulations to any payments you receive with respect to your Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Index or the underlying components of the Index.  These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•             “Risk Factors—Risks Relating to All Securities”;

•             “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

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•             “Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•             “Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

In addition to the risks described above, you should consider the following:

•                  Your Investment in the Notes May Result in a Loss; No Principal Protection—The Notes do not guarantee any return of principal.  The payment at maturity depends on whether the Final Level of the Index is less than the Barrier Level.  If the Final Level of the Index is less than the Barrier Level, your Notes will be fully exposed to such decline and you may lose a portion or all of your principal.  Specifically, if the Final Level of the Index is less than the Barrier Level (a decline of 50.00% compared to its Initial Level), you will lose 1% of your principal amount for every 1% decline in the Closing Level of the Index as measured from its Initial Level to its Final Level.

•                Potential Early Exit—While the original term of the Notes is as indicated on the cover page of this preliminary pricing supplement, the Issuer may redeem your Notes (in whole but not in part) at its sole discretion without your consent at the Redemption Price on any quarterly Contingent Payment Date, beginning with the Contingent Payment Date following the Valuation Date scheduled to occur on or about February 25, 2015, provided the Issuer gives at least five Business Days’ prior written notice to the trustee. As such, the term of the Notes may be as short as one (1) year.

If the Issuer exercises its redemption option, you will receive on the applicable Early Redemption Date a cash payment equal to 100% of the principal amount of your Notes together with any Contingent Payment that may be due on such date.  This amount may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Early Redemption Date in a comparable investment with similar risk and yield. No additional payments will be due after the Early Redemption Date.  The Issuer’s right to redeem the Notes may also adversely impact your ability to sell your Notes and the price at which they may be sold.  The Issuer’s election to redeem the Notes may further limit your ability to sell your Notes and realize any market appreciation of the value of your Notes.

•                  The Payment at Maturity on the Notes is not Based on the Level of the Index at any Time Other than the Closing Level on the Final Valuation Date —Any payment (including any final contingent payment) due at maturity on your Notes will be based solely on the Closing Level of the Index on the Final Valuation Date. If the level of the Index drops precipitously on the Final Valuation Date, the value of the payment at maturity on your Notes that you receive, if any, will be significantly less than it would have been had your payment at maturity been linked to the level of the Index at a time prior to such drop.

•                  You Will Not Receive More Than the Principal Amount of Your Notes at Maturity—At maturity, in addition to the final contingent payment, if any, you will not receive more than the principal amount of your Notes, even if the Index Return is greater than 0.00%.  The total payment you receive over the term of the Notes will never exceed the principal amount of your Notes plus the contingent payments, if any, paid during the term of the Notes. Accordingly, an investment in the Notes is not equivalent to making a direct investment in the Index or its underlying components.

•                  Potential Return Limited to the Contingent Payments—The return on the Note is limited to the Contingent Payment(s), if any, you receive during the term of the Notes. As described above, the Contingent Payments will vary depending on the relevant Contingent Rate applicable on the respective Valuation Date (as described above).  You will not participate in any appreciation in the value of the Index. Moreover, a Contingent Payment will not be made on any Contingent Payment Date if the Closing Level of the Index is equal to or below the Coupon Barrier Level on the respective Valuation Date. As such, it is possible that you will not receive any Contingent Payments during the term of the Notes.

•                Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party.   In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•                Suitability of the Notes for Investment—You should reach a decision whether to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this preliminary pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•                  No Interest or Dividend Payments or Voting Rights—As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities underlying the Index would have.

•                  Certain Considerations Related to Equity Indices Whose Underlying Constituents are Small Capitalization Stocks. The stocks that constitute the Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

•                  Historical Performance of the Index Should Not Be Taken as Any Indication of the Future Performance of the Index Over the Term of the Notes—The historical performance of the Index is not an indication of the future performance of the

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Index over the term of the Notes.  Therefore, the performance of the Index over the term of the Notes may bear no relation or resemblance to the historical performance of the Index.

•                  An Investment in the Notes Involves Risks Associated with Small Capitalization Stocks—The stocks that constitute the Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

•                  The Estimated Value of Your Notes Might be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market.  The estimated value of your Notes on the Initial Valuation Date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•                  The Estimated Value of Your Notes is Expected to be Lower Than the Initial Issue Price of Your Notes.  The estimated value of your Notes on the Initial Valuation Date is expected to be lower, and may be significantly lower, than the initial issue price of your Notes.  The difference between the initial issue price of your Notes and the estimated value of the Notes is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

•                  The Estimated Value of the Notes is Based on Our Internal Pricing Models, Which May Prove to be Inaccurate and May be Different from the Pricing Models of Other Financial Institutions.  The estimated value of your Notes on the Initial Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions which may be purchasers or sellers of Notes in the secondary market.  As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•                The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if any, and Such Secondary Market Prices, If Any, Will Likely be Lower Than the Initial Issue Price of Your Notes and Maybe Lower Than the Estimated Value of Your Notes. The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions (see “Many Economic and Market Factors Will Impact the Value of the Notes” below), and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes.  Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the maturity date could result in a substantial loss to you.

•                The Temporary Price at Which We May Initially Buy The Notes in the Secondary Market And the Value We May Initially Use for Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative of Future Prices of Your Notes.  Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Initial Valuation Date, as well as the secondary market value of the Notes, for a temporary period after the initial issue date of the Notes.  The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

•                  We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest. We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.  Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments.  We may pay dealer compensation to any of our affiliates acting

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as agents or dealers in connection with the distribution of the Notes.  Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes.  Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes.  Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes.  We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities

•                Lack of Liquidity—The Notes will not be listed on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice.  Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.  Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•                Additional Potential Conflicts—In addition to the variety of roles that we and our affiliates play in connection with the issuance of the Notes described above under “We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest”, we also act as calculation agent and may enter into transactions to hedge our obligations under the Notes.  In performing these varied duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•                  Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above.  As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes at a rate that may exceed the Contingent Payments (if any) that you receive on the Notes and whether all or part of the gain you may recognize upon the sale, redemption or maturity of an instrument such as the Notes should be treated as ordinary income.  Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts.  While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case (i) increase the likelihood that you will be required to accrue income in respect of the Notes even if you do not receive any payments with respect to the Notes until redemption or maturity and (ii) require you to accrue income in respect of the Notes in excess of any Contingent Payments you receive on the Notes.  The outcome of this process is uncertain.  In addition, any character mismatch arising from your inclusion of ordinary income in respect of the Contingent Payments and capital loss (if any) upon the sale, redemption or maturity of your Notes may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.  You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•                  Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the level of the Index on any Scheduled Trading Day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o                 the expected volatility of the Index;

o                 the time to maturity of the Notes;

o                 the market price and dividend rate on the common stocks underlying the Index;

o                 interest and yield rates in the market generally;

o                 a variety of economic, financial, political, regulatory or judicial events;

o                 supply and demand for the Notes; and

o                 our creditworthiness, including actual or anticipated downgrades in our credit ratings.

INFORMATION REGARDING THE INDEX

As noted above, the Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For more information about the Russell 2000 Index, see “Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in this accompanying index supplement.

Historical Information

The following table sets forth the high and low closing levels of the Index, as well as end-of-quarter closing levels, during the periods indicated below.

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Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	753.55	643.97	687.97
June 30, 2008	763.27	686.07	689.66
September 30, 2008	754.38	657.72	679.58
December 31, 2008	671.59	385.31	499.45
March 31, 2009	514.71	343.26	422.75
June 30, 2009	531.68	429.16	508.28
September 30, 2009	620.69	479.27	604.28
December 31, 2009	634.07	562.40	625.39
March 31, 2010	690.30	586.49	678.64
June 30, 2010	741.92	609.49	609.49
September 30, 2010	677.64	590.03	676.14
December 31, 2010	792.35	669.45	783.65
March 31, 2011	843.55	773.18	843.55
June 30, 2011	865.29	777.20	827.43
September 30, 2011	858.11	650.96	689.95
December 30, 2011	765.43	609.49	740.92
March 31, 2012	846.13	747.28	830.30
June 30, 2012	840.63	737.24	798.49
September 30, 2012	864.70	767.75	837.45
December 31, 2012	852.49	769.48	849.35
March 31, 2013	953.07	872.60	951.54
June 30, 2013	999.99	901.51	977.48
September 30, 2013	1,078.41	989.47	1,073.79
December 31, 2013	1,163.64	1,043.46	1,163.64
February 5, 2014*	1,181.29	1,093.59	1,093.59

* For the period commencing January 2, 2014 and ending on February 5, 2014

The following graph sets forth the historical performance of Russell 2000® Index the based on daily closing levels from January 1, 2008 through February 5, 2014. The closing level of the Russell 2000® Index on February 5, 2014 was 1,093.59.

We obtained the Russell 2000® Index closing levels above from Bloomberg, L.P, without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance and no assurance can be given as to the Closing Level of the Index on any Valuation Date.  We cannot give you assurance that the performance of the Russell 2000® Index will result in any Contingent Payments or the return of any of your principal at maturity.

PPS-13

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-14